Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.38 PER SHARE; 32 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., May 11, 2020 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2020 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2020 was $22.1 million, or $0.38 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•
Net decrease in net assets resulting from operations for the quarter ended March 31, 2020 was $69.5 million, or $1.18 per share, due to unrealized losses as a result of spread widening, market volatility and related concerns following the COVID-19 market and economic activity disruptions

•
Net asset value per share at March 31, 2020 was $11.76 compared to $13.21 at December 31, 2019, a decline of 11.0%. Over the same period, unrealized losses net of realized gains were 5.5% of the portfolio.

•	During the three months ended March 31, 2020, the Company repurchased 1 million shares of its common stock at a weighted-average price of $6.10 per share, which added $0.09 per share to NAV.

•	Total acquisitions during the quarter ended March 31, 2020 were $143.0 million and total dispositions were $76.9 million.

•	No non-accruals were added during the first quarter. As of March 31, 2020, loans on non-accrual status represented 0.2% of the portfolio at fair value and 0.8% at cost.

•	On January 31, 2020, Fitch Ratings initiated an investment grade rating of BBB-. The Company continues to be investment grade rated by both Fitch Ratings and Moody’s Investor Service.

•	In April 2020, the Company extended the maturity of its $270 million SVCP credit facility to May 6, 2024. The interest rate on the facility remained unchanged at LIBOR + 2.00%.

•	On May 11, 2020, our board of directors declared a second quarter regular dividend of $0.36 per share payable on June 30, 2020 to stockholders of record as of the close of business on June 16, 2020.

"While the COVID-19 pandemic caused significant market disruption in the first quarter, our highly diversified portfolio of primarily senior secured investments with an emphasis on less cyclical industries continued to perform well, and we had no new nonaccruals during the quarter," said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "We continue to have a strong liquidity position given our diversified and well-laddered leverage program, including two credit facilities, three unsecured notes and an SBA program. Our entire team is focused on helping our borrowers navigate this crisis, while preserving capital for our shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2020, our investment portfolio consisted of debt and equity positions in 108 portfolio companies with a total fair value of approximately $1.6 billion. Debt positions represented approximately 94% of the portfolio at fair value, with 93% of the portfolio comprised of senior secured debt. Of the 92% of our debt investments that were floating rate, 66% had interest rate floors. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 6% of our investment portfolio.

As of March 31, 2020, the weighted average annual effective yield of our debt portfolio was unchanged at approximately 10.3%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.8%. Debt investments in two portfolio companies were on non-accrual status as of March 31, 2020, representing 0.2% of the portfolio at fair value and 0.8% at cost.

During the three months ended March 31, 2020, we invested approximately $143.0 million, primarily in 13 investments, comprised of 6 new and 7 existing portfolio companies. The investments included approximately $134.2 million in senior secured loans. The remaining $8.8 million was comprised primarily of $4.2 million in unsecured notes and $4.6 million in equity investments, including $4.0 million in equity interests in portfolios of debt and lease assets and $0.6 million in equity positions received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $76.9 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of March 31, 2020, total assets were $1.7 billion, net assets were $679.6 million and net asset value per share was $11.76, as compared to $1.7 billion, $776.3 million, and $13.21 per share, respectively, as of December 31, 2019.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2020 was approximately $41.3 million, or $0.70 per share, and reflected the impact of lower base interest rates on our portfolio. Since December 31, 2018, 3-month LIBOR has decreased 135 basis points to 1.45% as of March 31, 2020, which reduced our quarterly net investment income run rate by approximately $0.08 cents per share over the 15-month period. The current rate is substantially lower. Investment income for the first quarter ended March 31, 2020 included $0.01 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, and $0.04 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2020 were approximately $19.2 million, or $0.33 per share, including interest and other debt expenses of $11.0 million, or $0.19 per share. There was no incentive compensation for the three months ended March 31, 2020 as a result of our cumulative total return not exceeding the total return hurdle. Excluding interest and other debt expenses, annualized first quarter expenses were 5.8% of average net assets.

Net investment income for the three months ended March 31, 2020 was approximately $22.1 million, or $0.38 per share.

Net unrealized losses for the three months ended March 31, 2020 were $96.5 million, or $1.64 per share, primarily driven by spread widening and volatility across our portfolio related to the market impact of COVID-19. Net realized gains for the three months ended March 31, 2020 were $5.0 million, or $0.08 per share, comprised primarily of a $4.9 million gain on the disposition of our investment in STG-Fairway (First Advantage), exclusive of prepayment income earned.

Net decrease in net assets resulting from operations for the three months ended March 31, 2020 was $69.5 million, or $1.18 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2020, available liquidity was approximately $262.9 million, comprised of approximately $258.6 million in available capacity under our leverage program, $8.6 million in cash and cash equivalents and approximately $4.3 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at March 31, 2020 was 3.73%.

Total debt outstanding at March 31, 2020 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility	2023 (5)	L+2.00%	(2)	$108,362,940	$161,637,060	$270,000,000
TCPC Funding Facility	2023	L+2.00%	(3)	215,000,000	85,000,000	300,000,000
SBA Debentures	2024−2029	2.63%	(4)	138,000,000	12,000,000	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		138,739,857	—	138,739,857
2022 Notes ($175 million par)	2022	4.125%		174,681,290	—	174,681,290
2024 Notes ($200 million par)	2024	3.900%		197,891,341	—	197,891,341
Total leverage				972,675,428	$258,637,060	$1,231,312,488
Unamortized issuance costs				(7,217,414)
Debt, net of unamortized issuance costs				$965,458,014

(1)	Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	As of March 31, 2020, $8.2 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%

(3)	Subject to certain funding requirements

(4)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

(5)	In April 2020, the maturity was extended to May 6, 2024

On April 30, 2020, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the quarter ended March 31, 2020, we repurchased 1,000,000 shares for a total cost of $6.1 million.

RECENT DEVELOPMENTS

In April 2020, the Company extended the maturity of its $270 million SVCP credit facility to May 6, 2024. The interest rate on the facility remained unchanged at LIBOR + 2.00%.

On May 11, 2020, the Company’s board of directors declared a second quarter regular dividend of $0.36 per share payable on June 30, 2020 to stockholders of record as of the close of business on June 16, 2020. We continue to monitor the current market environment, including changes in interest rates, the potential for realized and unrealized gains or losses in the portfolio, and the level of loans on non-accrual as part of our ongoing discussions with the Board to determine the most appropriate dividend policy for the Company’s shareholders.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Tuesday, May 12, 2020 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 4496928 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2020 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 19, 2020. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 4496928.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,550,870,770 and $1,483,508,500, respectively)	$1,468,734,301	$1,474,318,011
Companies 5% to 25% owned (cost of $76,568,077 and $70,112,667, respectively)	63,901,597	75,880,291
Companies more than 25% owned (cost of $134,870,172 and $135,655,840, respectively)	93,282,976	99,308,593
Total investments (cost of $1,762,309,019 and $1,689,277,007, respectively)	1,625,918,874	1,649,506,895

Cash and cash equivalents	8,574,859	44,848,539
Accrued interest income:
Companies less than 5% owned	17,329,567	16,937,339
Companies 5% to 25% owned	729,805	665,165
Companies more than 25% owned	349,945	305,721
Deferred debt issuance costs	5,073,471	5,476,382
Receivable for investments sold	510,570	1,316,667
Prepaid expenses and other assets	4,917,342	3,012,488
Total assets	1,663,404,433	1,722,069,196

Liabilities
Debt, net of unamortized issuance costs of $7,217,414 and $7,711,684, respectively	965,458,014	907,802,387
Management and advisory fees payable	5,930,289	5,429,075
Payable for investments purchased	4,825,000	13,057,446
Interest payable	4,424,813	10,837,121
Payable to the Advisor	1,344,290	1,591,651
Incentive compensation payable	—	4,753,671
Accrued expenses and other liabilities	1,838,116	2,279,459
Total liabilities	983,820,522	945,750,810

Net assets	$679,583,911	$776,318,386

Composition of net assets
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,766,912 and 58,766,426 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	$57,767	$58,766
Paid-in capital in excess of par	991,283,210	997,379,362
Distributable earnings (loss)	(311,757,066)	(221,119,742)
Net assets	$679,583,911	$776,318,386

Net assets per share	$11.76	$13.21

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2020	2019
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$35,989,337	$42,956,654
Companies 5% to 25% owned	552,275	729,267
Companies more than 25% owned	1,676,256	896,257
PIK interest income:
Companies less than 5% owned	1,411,631	1,678,016
Companies 5% to 25% owned	1,002,130	716,626
Dividend income:
Companies more than 25% owned	428,419	480,404
Lease income:
Companies more than 25% owned	38,136	74,457
Other income:
Companies less than 5% owned	153,014	8,848
Total investment income	41,251,198	47,540,529

Operating expenses
Interest and other debt expenses	10,955,646	10,687,633
Management and advisory fees	6,117,043	6,034,741
Administrative expenses	539,947	599,559
Legal fees, professional fees and due diligence expenses	498,410	437,137
Director fees	232,232	188,798
Insurance expense	175,080	127,328
Custody fees	111,667	99,609
Incentive fee	—	5,353,416
Other operating expenses	568,249	692,210
Total operating expenses	19,198,274	24,220,431

Net investment income	22,052,924	23,320,098

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	4,794,459	(300,322)
Investments in companies 5% to 25% owned	—	43,320
Investments in companies more than 25% owned	162,012	—
Net realized gain (loss)	4,956,471	(257,002)

Change in net unrealized appreciation/depreciation	(96,490,806)	1,058,724
Net realized and unrealized gain (loss)	(91,534,335)	801,722

Net increase (decrease) in net assets resulting from operations	$(69,481,411)	$24,121,820

Basic and diluted earnings (loss) per common share	$(1.18)	$0.41

Basic and diluted weighted average common shares outstanding	58,668,432	58,767,442

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2019, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com